**SETTLEMENT AGREEMENT
AND MUTUAL GENERAL RELEASE**

This **SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE** (hereinafter the "Settlement Agreement" or the "Agreement"), is entered into as of the 15th day of January, 2020 (hereinafter the "Effective Date"), between and among Auctus Fund, LLC (hereinafter "Auctus"), a Delaware limited liability company, and EMA Financial, LLC (hereinafter "EMA"), a Delaware limited liability company (collectively hereinafter the "Funds" or the "Plaintiffs"), on the one hand, and Sunstock, Inc. (hereinafter "SSOK," the "Company" or the "Defendant"), a Delaware corporation (each, a "Party," and collectively hereinafter the "Parties"), on the other hand.

WHEREAS, on or about May 24, 2017, the Company and Auctus entered into a certain Securities Purchase Agreement (hereinafter the "First Auctus SPA" or the "First Auctus Purchase Agreement") and a certain Convertible Promissory Note in the principal amount of $112,250.00 (hereinafter "First Auctus Note");

WHEREAS, on or about October 11, 2017, the Company and Auctus entered into a certain Securities Purchase Agreement (hereinafter the "Second Auctus SPA" or the "Second Auctus Purchase Agreement," collectively, with the First Auctus SPA, hereinafter as the "Auctus SPA's" or the "Auctus Purchase Agreements") and a certain Convertible Promissory Note in the principal amount of $85,000.00 (hereinafter "Second Auctus Note," collectively, with the First Auctus Note, hereinafter the "Auctus Notes") (collectively, the Auctus SPA's and the Auctus Notes, as the "Auctus Transaction Documents");

WHEREAS, on or about June 5, 2017, the Company and EMA entered into a certain Securities Purchase Agreement (hereinafter the "First EMA SPA" or the "First EMA Purchase Agreement") and a certain Convertible Promissory Note in the principal amount of $112,250.00 (hereinafter "First EMA Note");

WHEREAS, on or about October 11, 2017, the Company and EMA entered into a certain Securities Purchase Agreement (hereinafter the "Second EMA SPA" or the "Second EMA Purchase Agreement," collectively, with the First EMA SPA, hereinafter as the "EMA SPA's" or the "EMA Purchase Agreements")(collectively hereinafter, the Auctus SPA's and the EMA SPA's, as the "SPA's" or the "Purchase Agreements") and a certain Convertible Promissory Note in the principal amount of $85,000.00 (hereinafter "Second EMA Note," collectively, with the First EMA Note, hereinafter the "EMA Notes" and, with the Auctus Notes, hereinafter as the "Notes") (collectively hereinafter, the EMA SPA's and the EMA Notes, as the "EMA Transaction Documents" and, with the Auctus Transaction Documents, hereinafter as the "Transaction Documents");

WHEREAS, the Funds have both alleged that the Company failed and refused to allow each of them to convert all or portions of the debt, as represented by the Notes, into shares of common stock of SSOK, causing various Events of Default by the Company under the Transaction Documents;

WHEREAS, on or about December 13, 2018, Auctus and EMA filed an action against the Company as to their respective claims in the U.S. District Court for the District of Massachusetts,

styled as *Auctus Fund, LLC and EMA Financial, LLC v. Sunstock, Inc.*, Dkt. No. 1:18-CV-12568-WGY (D. Mass.)(Young, J.)(hereinafter the "Litigation"), alleged, *inter alia*, breaches of the Purchase Agreements and the Notes;

WHEREAS, the Funds and the Company have determined it to be in their mutual respective interests to amicably resolve the Plaintiffs' claims in the Litigation and the outstanding business matters, including any and all potential disputes and claims, which have been or could have been alleged by Auctus or EMA, or which have been or could have been alleged by the Company (hereinafter the "Claims");

NOW THEREFORE, as of the Effective Date and in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

CONSIDERATION / SETTLEMENT PROCEEDS

1.1 **Settlement Purpose.** The Parties agree and acknowledge that they understand that this Agreement is entered into solely for the purpose of avoiding the possible future expenses, burdens or distractions of a continuing dispute or litigation. The Parties further agree and acknowledge that the execution of this Settlement Agreement does not constitute an admission by any of the Parties of any liability of any kind or of any wrongdoing by any entity or individual, and the Parties each specifically deny any and all liability or wrongdoing.

1.2 **Consideration / Settlement Proceeds.** In consideration of, *inter alia*, a dismissal all Claims in the Litigation, with prejudice and waiving rights of appeal, and in the full settlement of the Claims which was raised, or could have been raised, by any Party, including but not limited to any allegation, claim, counterclaim, cross-claim or any other cause of action, which was filed or could have been filed or raised in the Litigation or otherwise, between and among the Parties, as consideration for the Recitals, and the terms and conditions of this Agreement, including but not limited to the releases, waivers, representations and warranties, and covenants not to sue, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees to pay the consideration, as set forth herein, jointly to Auctus and EMA, in good funds and by wire transfer, totaling Four Hundred – Twenty – Five Thousand and 00/100 ($425,000.00) Dollars (U.S.) (hereinafter the "Settlement Proceeds"), as follows:

a) On or before January 31, 2020 – non-refundable payment of Four Hundred – Twenty – Five Thousand and 00/100 ($425,000.00) Dollars (U.S.).

The Settlement Proceeds shall be paid by ACH transfer or wire transfer and shall made payable to "Giordano & Company, P.C. Client Trust / IOLTA Account" f/b/o Auctus Fund, LLC and EMA Financial, LLC, jointly, and shall be delivered, by no later than the "close of business" (defined as 5:00 p.m. Eastern Standard Time), in good funds and on or before the date as set forth in this Paragraph 1.2(a).

1.3 **Form W-9 / Form 1099.** If necessary, the Funds agree to provide a completed Form W-9 for each of the Plaintiffs, respectively, to the Company and SSOK will issue an IRS Form 1099 to Auctus and an IRS Form 1099 to EMA for each Party's pro rata payment of the Settlement Proceeds, referenced in Paragraph 1.2 above. The Parties acknowledge that no Party has relied upon any statement or representation by the other Party or its respective attorneys with respect to the tax treatment of the Settlement Proceeds, as described in this Agreement.

1.4 **Closing Date.** Subject to the conditions set forth herein, the date and time of the execution of this Agreement shall be no later than 5:00 p.m., Eastern Standard Time, on January 17, 2020, or such other mutually agreed time. The closing of the transactions contemplated by this Agreement (hereinafter the "Closing") shall occur on the Closing Date or as may be agreed to by the Parties.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company's Representations and Warranties

The Company hereby represents and warrants to the Funds, as follows:

2.1 **Incorporation.** The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power to own and operate its business. The Company is duly qualified to transact business in each jurisdiction where its conduct of business or ownership of property requires such qualification.

2.2 **Corporate Power.** The Company has full corporate power and authority to execute, deliver and carry out the terms of this Agreement and to conduct its business.

2.3 **Authorization.** The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company, including, without limitation, the approval by the directors and stockholders of the Company. This Agreement constitutes the valid and binding obligation of the Company and is enforceable in accordance with its terms.

2.4 **No Conflicting Agreements.** There is no provision in the Articles of Organization or Bylaws of the Company and no provision of any existing mortgage, indenture, contract, or agreement binding on the Company or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.

2.5 **Compliance With Instruments.** The Company is not in violation of any material term of its Articles of Organization or Bylaws. The Company is not in material violation of any of the terms or in default under any of its contracts, obligations, agreements, plans, arrangements, rights and commitments or of any other mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

2.6 **Compliance with the Law.** The Company has not knowingly engaged in any activity nor omitted to take any action as a result of which it is in, has been in, or has received any notice of, violation of any applicable statute, rule or regulation of any central or local governmental authority, or any ordinance, order, writ, injunction or decree, or any other requirement of any governmental body, agency, authority or court (hereinafter referred to as the "Law") relating to the Company, its business, or its assets, which action or omission could have a material adverse effect on its assets, business, or the transaction contemplated in this Agreement. To the best of the Company's knowledge, the business is presently conducted, and as of the Closing Date, will be conducted, in compliance with all applicable laws.

2.7 **Brokers.** The Company has not made any commitment or otherwise incurred an obligation to pay any commission to any broker or finder in connection with the transaction provided for in this Agreement.

2.8 **Disclosure.** No representation or warranty contained in this Agreement or any statement or information contained in any schedule, exhibit, certificate, written statement, document or instrument, or any other information attached to, delivered or required to be delivered pursuant to this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading or necessary in order to full and fairly provide the information required to be provided in any such document. There is no fact known to the Company which materially adversely affects the business of the Company which has not been disclosed to the Funds in this Agreement or the schedules, exhibits or other documents delivered pursuant to this Agreement. Copies of all documents referred to in this Agreement which have been or are to be delivered to the Funds are true, correct and complete and include all amendments, supplements or modifications and/or waivers thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AUCTUS AND EMA

Funds' Representations and Warranties

Auctus and EMA hereby each represent and warrant to the Company, as follows:

3.1 **Authorization.** This Agreement constitutes the valid and binding obligation of the Funds and is enforceable against Auctus and EMA, respectively, in accordance with its terms.

3.2 **Brokers.** Neither Fund has made any commitment or otherwise incurred an obligation to pay any commission to any broker or finder in connection with the transaction provided for in this Agreement.

ARTICLE IV

GENERAL RELEASES

4.1 Waiver and Release of Claims by the Company.

a) By the execution of this Agreement and immediately effective hereof, Sunstock, Inc., on its own behalf and on behalf of its predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, managers, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively the "SSOK Releasors"), hereby release Auctus Fund, LLC, Auctus Private Equity Fund, LLC, Auctus Fund Management, LLC, Alfred Sollami, and Louis Posner, and EMA Financial, LLC, and Felicia Preston, and their respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and their respective trustees, officers, directors, managers, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively hereinafter the "Funds' Releasees"), from any and all liability, actions, claims, damages, expenses or costs of whatever nature, including but not limited to compensatory damages, punitive damages, equitable relief and attorneys' fees and costs, related to or arising out of the Purchase Agreements, the Notes, the Litigation, the Claims and/or business relationship between and among the Funds and the Company. The Parties agree that this release of claims is intended to be a broadly construed "General Release" and includes any dispute, action or claim that is known or unknown to the SSOK Releasors, including but not limited to, claims based on a breach of an express or implied contract; breach of the covenant of good faith and fair dealing; any action arising in tort, including, but not limited to, securities fraud, fraud and deceit, negligent misrepresentation, libel, slander, defamation, and/or any other claims arising from intentional or negligent misconduct; and any and all other claims arising under Section 10(b) of the Securities Exchange Act of 1934, *as amended* (hereinafter the "Exchange Act"), 15 U.S.C. §78j(b), and Rule 10b-5 promulgated thereunder, 17 C.F.R. §240.10b-5, the Massachusetts Uniform Securities Act, M.G.L. c.110A, §§ 101, *et seq., as amended* (hereinafter the "Uniform Securities Act"), the Massachusetts Consumer Protection Act, M.G.L. c.93A, *et seq., as amended*, the New York Consumer Protection Act, *as amended*, N.Y. Gen. Bus. L. c.22A, § 349, and/or any other Chapters of the Massachusetts General Laws, *all as amended*, any other Chapters of the New York General Business Law, *all as amended*, and any other federal, state or local statute, law, or ordinance, concerning the terms and conditions of the Purchase Agreements, the Notes and/or the business relationship, the performance under the Purchase Agreements, the Notes and/or the business relationship; and any claim arising under common law or by public policy, except claims or proceedings necessary to enforce the provisions of this Agreement and claims that cannot be waived as a matter of law. It is understood and agreed that this Agreement constitutes a full and final release covering all known, unknown, anticipated and unanticipated injuries, debts, claims or damage that the SSOK Releasors have, which have arisen, or which may have arisen, in connection with the Purchase Agreements, the Notes and/or the business relationship between the Funds and the Company, as well as those injuries, debts, claims or damages not known or disclosed which have arisen, or may have arisen, from said business dealings, up to the date that the SSOK Releasors sign this Agreement. This waiver and release does not include the Company's rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

b) The SSOK Releasors further waive any and all rights or benefits that the SSOK Releasors do not know or suspect to exist at the time of its execution of this Agreement which, if known by them, would have materially affected this Settlement with the Fund. The SSOK Releasors agree that this is a complete and final Settlement and specifically affirms their intention to release not only those claims against the Funds which they know about, but also those claims about which they do not know. The SSOK Releasors also stipulate and agree that the consideration provided pursuant to this Agreement is in full and complete satisfaction of any claims, including but not limited to such claims related to or arising out of the Purchase Agreements, the Notes, and/or the Company's business relationship with the Funds, through and including the last day of the Closing Date.

THE SSOK RELEASORS UNDERSTAND THAT, BY ENTERING INTO THIS AGREEMENT, THEY NO LONGER HAVE THE RIGHT TO ASSERT ANY CLAIM, ARBITRATION OR LAWSUIT OF ANY KIND ATTEMPTING TO RECOVER MONEY OR ANY OTHER RELIEF AGAINST ANY FUND RELEASEE FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO ANY ACTS OR INJURIES RELATED TO OR ARISING OUT OF THE PURCHASE AGREEMENTS, THE NOTES AND/OR THE BUSINESS RELATIONSHIP BETWEEN AND AMONG SSOK AND THE FUNDS, RESPECTIVELY, THROUGH THE CLOSING DATE, EXCEPT AS INDICATED IN THE PREVIOUS PARAGRAPH.

c) The SSOK Releasors, as may be applicable, acknowledges that they have been advised, in writing, to consult with an attorney of their choice prior to signing this Agreement. The SSOK Releasors further acknowledge that they have had the opportunity to consult with an attorney of their choice with respect to all terms and conditions set forth in this Agreement and to have the advice of counsel with respect to their decision to sign and enter into this Agreement. The SSOK Releasors, as may be applicable, acknowledge that the Funds have offered them sufficient time to consider the terms and conditions of this Agreement, to consult with counsel of their choice, and to decide whether to sign and enter into this Agreement.

4.2 <u>Waiver and Release of Claims by the Funds.</u>

a) As of sixty (60) days after the Closing Date and on express condition of receipt, in good funds, of the Settlement Proceeds (as defined in Paragraph 1.2 above) and compliance by the SSOK Releasors of each and every term, condition and covenant of this Agreement, Auctus Fund, LLC and EMA Financial, LLC, each on its own behalf and on behalf of their respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, managers, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively the "Fund Releasors"), hereby release Sunstock, Inc., and its respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and their respective trustees, officers, directors, managers, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively hereinafter the "SSOK Releasees"), from any and all liability, actions, claims, damages, expenses or costs of whatever nature, including but not limited to compensatory damages, punitive damages, equitable relief and attorneys' fees and costs, related to or arising out of the Purchase Agreements, the Notes, the Litigation, the Claims and/or business relationship between and among the Funds and the Company. The Parties agree that this release of claims is intended to be a broadly construed "General Release" and includes any dispute, action or claim that

is known or unknown to the Fund Releasors, including but not limited to, claims based on a breach of an express or implied contract; breach of the covenant of good faith and fair dealing; any action arising in tort, including, but not limited to, securities fraud, fraud and deceit, negligent misrepresentation, libel, slander, defamation, and/or any other claims arising from intentional or negligent misconduct; and any and all other claims arising under Section 10(b) of the Securities Exchange Act of 1934, *as amended* (hereinafter the "Exchange Act"), 15 U.S.C. §78j(b), and Rule 10b-5 promulgated thereunder, 17 C.F.R. §240.10b-5, the Massachusetts Uniform Securities Act, M.G.L. c.110A, §§ 101, *et seq., as amended* (hereinafter the "Uniform Securities Act"), the Massachusetts Consumer Protection Act, M.G.L. c.93A, *et seq., as amended*, the New York Consumer Protection Act, *as amended*, N.Y. Gen. Bus. L. c.22A, § 349, and/or any other Chapters of the Massachusetts General Laws, *all as amended*, any other Chapters of the New York General Business Law, *all as amended*, and any other federal, state or local statute, law, or ordinance, concerning the terms and conditions of the Purchase Agreements, the Notes and/or the business relationship, the performance under the Purchase Agreements, the Notes and/or the business relationship; and any claim arising under common law or by public policy, except claims or proceedings necessary to enforce the provisions of this Agreement and claims that cannot be waived as a matter of law. It is understood and agreed that this Agreement constitutes a full and final release covering all known, unknown, anticipated and unanticipated injuries, debts, claims or damage that the Fund Releasors have, which have arisen, or which may have arisen, in connection with the Purchase Agreements, the Notes and/or the business relationship between the Plaintiffs and the Company, as well as those injuries, debts, claims or damages not known or disclosed which have arisen, or may have arisen, from said business dealings, up to the date that the Fund Releasors sign this Agreement. This waiver and release does not include the Funds' rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

b) The Fund Releasors further waive any and all rights or benefits that the Fund Releasors do not know or suspect to exist at the time of its execution of this Agreement which, if known by them, would have materially affected this Settlement with the Fund. The Fund Releasors agree that this is a complete and final Settlement and specifically affirms their intention to release not only those claims against SSOK which they know about, but also those claims about which they do not know. The Fund Releasors also stipulate and agree that the consideration provided pursuant to this Agreement is in full and complete satisfaction of any claims, including but not limited to such claims related to or arising out of the Purchase Agreements, the Notes, and/or the Funds' respective business relationship with the Company, through and including the last day of the Closing Date.

THE FUND RELEASORS UNDERSTAND THAT, BY ENTERING INTO THIS AGREEMENT, THEY NO LONGER HAVE THE RIGHT TO ASSERT ANY CLAIM, ARBITRATION OR LAWSUIT OF ANY KIND ATTEMPTING TO RECOVER MONEY OR ANY OTHER RELIEF AGAINST ANY SSOK RELEASEE FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO ANY ACTS OR INJURIES RELATED TO OR ARISING OUT OF THE PURCHASE AGREEMENTS, THE NOTES AND/OR THE BUSINESS RELATIONSHIP BETWEEN AND AMONG THE FUNDS AND SSOK THROUGH THE CLOSING DATE, EXCEPT AS INDICATED IN THE PREVIOUS PARAGRAPH.

c) The Fund Releasors, as may be applicable, acknowledges that they have been advised, in writing, to consult with an attorney of their choice prior to signing this Agreement. The

Fund Releasors further acknowledge that they have had the opportunity to consult with an attorney of their choice with respect to all terms and conditions set forth in this Agreement and to have the advice of counsel with respect to their decision to sign and enter into this Agreement. The Fund Releasors, as may be applicable, acknowledge that the SSOK has offered them sufficient time to consider the terms and conditions of this Agreement, to consult with counsel of their choice, and to decide whether to sign and enter into this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 **Dismissal of the Litigation with Prejudice.** Within sixty (60) days after the timely delivery of the Settlement Proceeds, in good funds, to the Funds, and the acceptance and receipt thereof by the Plaintiffs' counsel, as set forth in Paragraph 1.2(a) above, the Parties, through counsel, will cause a Stipulation of Dismissal with Prejudice, in the form attached hereto as **Exhibit A**, and with rights of appeal waived and costs and attorney's fees to be borne by each respective Party, to be filed in the Litigation with the U.S. District Court. The Parties covenant and agree that they will instruct their counsel to cooperate in order to accomplish a full and final dismissal of the Litigation with prejudice.

5.2 **Escrow / Agreement for Judgment.** a) As security for the Defendant's performance under the provisions of this Agreement, the Funds shall hold, through its designated agent, Philip M. Giordano, Esq. as escrow agent (the "Escrow Agent"), the executed Agreement for Judgment, in the form attached hereto as **Exhibit B** (hereinafter the "Escrowed Documents"). Upon an event of the failure of the Company to timely deliver the Settlement Proceeds, in good funds, on or before the date(s), as set forth in Paragraph 1.2(a) above, of this Agreement, the Auctus and EMA shall be authorized to immediately release **Exhibit B** from escrow and file the Agreement for Judgment in the Litigation in the U.S. District Court for the District of Massachusetts. By this Agreement, the Company hereby designates Robert C. Bowman, Jr., Esq. and The Law Offices of Bowman & Associates, A.P.C. (hereinafter "Registered Agent"), at 3230 Ramos Circle, Sacramento, California 95827; Telephone 916-923-2800 ext. 202; Facsimile: 916-358-8689; Cell: 916-224-0321; Email: robert@bowmanandassoc.com, or at such address, telephone, email and/or other contact information as the Registered Agent may, from time to time, establish, as its authorized agent for service of process of the Agreement for Judgment and other such related filings thereto. The Funds' Escrow Agent may reasonably rely, in good faith, on such notices or may seek the court's determination of the existence of a breach.

b) The Escrow Agent acts hereunder as a depositary only, is not taking title to the Agreement for Judgment or any Escrowed Documents, and is not responsible or liable in any manner whatsoever for any aspect of the management, maintenance or care of the Escrowed Documents. The Escrow Agent shall not be liable for acting upon any written notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent, in good faith, believe to be genuine and what it purports to be. It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that he shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a

provision of this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall be final and binding on the Parties hereto and shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect. If, at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrow Documents, he shall be permitted to withhold action pending a determination by a Court of competent jurisdiction as to his obligations. The Escrow Agent may resign at any time for any reason upon written notice given to the Parties of not less than ten (10) calendar days prior to its effectiveness. The Parties agree to indemnify and hold harmless the Escrow Agent for any act, taken in good faith. Nothing in this Agreement, the Escrowed Documents, the Transaction Documents, any filing in the Litigation and/or in any other Settlement Document precludes the Escrow Agent from representing, or continuing to represent, as counsel to Auctus and/or EMA, respectively, and each Party expressly waives, directly and indirectly, any conflict of interest, actual or apparent, by the Escrow Agent acting in his capacity as counsel to the Plaintiffs. The Escrow Agent shall be under no obligation to institute or defend any actions, suits or legal proceedings in connection herewith or take any other action likely to involve him in expense unless first indemnified to his reasonable satisfaction.

5.3 <u>**Covenant Not to Sue**</u>. A "covenant not to sue" is a legal term which means that a Party promises not to file a lawsuit or other legal claim against the other Party. Auctus, EMA and SSOK promise not to file a lawsuit, arbitration proceeding, administrative proceeding, or any other legal claim against the other Party's Releasees. It is different from the Waiver and Release of Claims contained in the Paragraph above. Besides waiving and releasing the claims covered by the Waiver and Release of Claims, the Funds and the Company agree never to sue any of the other Party's Releasees in any court, arbitration proceeding, administrative proceeding or otherwise, for any claim released in this Agreement. Notwithstanding this Covenant Not to Sue, Auctus, EMA and SSOK may bring a claim against the other Party to enforce this Agreement, and may bring any other claim that cannot legally be waived.

5.4 <u>**Nondisparagement**</u>. Auctus, EMA and SSOK on its own behalf and on behalf of their predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and their respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns, agree to refrain from disseminating, uttering or publishing (including, but not limited to, written, oral, or electronic publication) any disparaging, derogatory or negative statements, comments or remarks concerning the other Party. Auctus, EMA and SSOK agree to instruct their respective managers, members, officers, directors, staff and administrative personnel to refrain from uttering or publishing (including, but not limited to, written, oral, or electronic publication) any disparaging, derogatory or negative statements, comments, or remarks concerning the other Party.

5.5 <u>**Voluntary and Knowing Agreement**</u>. Auctus, EMA and SSOK each hereby warrant and represent that:

- It is competent, as a matter of law, to enter into this Agreement;
- It has been advised and encouraged in writing by the other Party to consult with an attorney before signing this Agreement;

- It has consulted with an attorney before signing this Agreement;
- It has relied on its own judgment and that of its counsel regarding the consideration for and language of this Agreement;
- The signatories have been authorized, as necessary, to execute this Agreement;
- It understands this document and has obtained answers to questions which it has raised about the document; and,
- No statements made by any other Party have in any way coerced or influenced it to execute this Agreement.

5.6 **No Admission of Liability.** It is agreed and understood that, by entering into this Agreement, there is no admission of liability or wrongdoing by either the Funds or SSOK. This Agreement arises solely from the Parties' desire to resolve expeditiously the Litigation, the Purchase Agreements, the Notes, and/or the business relationship between and among Auctus, EMA and SSOK, on mutually beneficial terms and conditions, and to avoid any disputes or costs related thereto. The existence and execution of this Agreement shall not be considered, and shall not be admissible, in any proceeding as an admission by either Auctus, EMA and/or SSOK.

5.7 **Termination of the Purchase Agreements and Satisfaction of the Notes.** The Parties agree that, upon the timely payment and delivery of the Settlement Proceeds and the dismissal of the Litigation, each Party agrees and acknowledges that the Purchase Agreements and the Notes are, and shall be, immediately terminated, and shall have no further force and effect.

5.8 **Costs and Attorneys' Fees.** The Plaintiffs and the Company understand and agree that each Party will be solely responsible for all expenses incurred by each of them or on their behalf, including but not limited to their respective attorneys' fees, costs, and disbursements pertaining to all matters.

5.9 **Governing Law/Forum.** This Agreement shall be construed in accordance with the laws, including the law of conflicts, of the State of Nevada, without reference to its conflicts/choice of law rules, and, where applicable, under federal law. Any controversy which may arise between the Parties relating to this Agreement, its enforcement or otherwise shall be only brought in the federal or state courts, sitting solely and exclusively in Boston, Suffolk County, Commonwealth of Massachusetts. The Funds shall have the sole and exclusive right, under this Agreement, to collect costs and/or reasonable attorneys' fees pursuant to this Agreement.

5.10 **Entire Agreement.** This Agreement constitutes the complete understanding between and among the Parties and supersedes all prior agreements and understandings, oral or written, between the Parties hereto, including but not limited to the Purchase Agreements and the Note. No other promises or agreements, either express or implied, shall be binding unless in writing and signed by the Parties after the execution of this Agreement.

5.11 **Severability.** Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal,

invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. Upon any finding by a court of competent jurisdiction that any of the waivers or releases contained in this Agreement are illegal, invalid or unenforceable, the Parties agree, at the other Party's request, to execute promptly a waiver and release of comparable scope that is legal and enforceable.

5.12 No Waiver. The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

5.13 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by overnight delivery carrier of national reputation, sent by facsimile transmission (and immediately after transmission receipt of which has been confirmed by telephone by the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by overnight delivery, or sent by facsimile transmission (and immediately after transmission receipt of which has been confirmed by telephone by the sender) or, if mailed, when confirmation of receipt has been received, as follows:

(i) If to Auctus Fund, LLC to:

Auctus Fund, LLC
545 Boylston Street, Suite 200
Boston, Massachusetts 02116 USA
Attn: Alfred Sollami, Manager
Telephone: 617-209-6232
Email: als@auctusfundllc.com

With copies to:

Philip M. Giordano, Esq.
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774 USA
Telephone: 617-723-7755
Facsimile: 617-723-7756
Email: pgiordano@reedgiordano.com

(ii) If to EMA Financial, LLC to:

EMA Financial, LLC
40 Wall Street
New York, New York 10005 USA
Attn: Felicia Preston, Manager
Telephone: 310-801-5603
Email: felicia@emafin.com

With copies to:

Philip M. Giordano, Esq.
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774 USA
Telephone: 617-723-7755
Facsimile: 617-723-7756
Email: pgiordano@reedgiordano.com

(iii) If to the Company:

Sunstock, Inc.
Attn: Jason C. Chang, President
111 Vista Creek Circle
Sacramento, California 95835
Telephone: 916-849-5507
Email: enquiry@sunstockinc.com

With copies to:

Robert C. Bowman, Jr., Esq.
LAW OFFICES OF ROBERT C. BOWMAN, JR.
3230 Ramos Circle
Sacramento, California 95827
Phone: 916-923-2800 Ext. 202
Facsimile: 916-358-8689
Cell: 916-224-0321
Email: robert@bowmanandassoc.com

Any Party may, by notice given in accordance with this paragraph to the other Party, designate another address or person for receipt of notices hereunder.

5.14 __Execution__. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which together shall constitute one Agreement.

5.15 __Amendment__. This Agreement may not be amended orally, but may only be amended by a written instrument signed by both Parties.

REMAINDER OF THIS PAGE INTENTIONAL LEFT BLANK

THE FUNDS AND THE COMPANY ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND ARE VOLUNTARILY ENTERING INTO IT.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement under as a sealed instrument, as of January 15, 2020.

AUCTUS FUND, LLC	SUNSTOCK, INC.
DocuSigned by: Lou Posner 1AB3995EC18C415...	
By: Lou Posner Managing Director [Name and Title]	By: CEO [Name and Title]
Dated: 1/16/2020	Date: 1-16-2020

EMA FINANCIAL, LLC
By: Felicia Preston manager [Name and Title]
Dated: 1-17-2020

EXHIBIT "A"

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC, and, EMA FINANCIAL, LLC, **Plaintiffs,** **v.** **SUNSTOCK, INC.,** **Defendant.**	:	**Civil Action No. 1:18-CV-12568-WGY**

STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, the Plaintiffs, Auctus Fund, LLC and EMA Financial, LLC (hereinafter the "Plaintiffs"), and the Defendant, Sunstock, Inc. (hereinafter the "Defendant," and, with the Plaintiffs, the "Parties" and each a "Party"), hereby stipulate and agree to the dismissal of the claims, counterclaims, crossclaims or otherwise, that were brought, or could have been brought by or against the Defendant or the Plaintiffs, against each other, in the above-captioned action. All rights of appeal are hereby waived by the Plaintiffs and the Defendant, and the Plaintiffs and the Defendant shall bear their own costs and attorneys' fees.

Respectfully submitted,
PLAINTIFFS, Auctus Fund, LLC
and EMA Financial, LLC,

By their Attorneys,

/s/ Philip M. Giordano
Philip M. Giordano, Esq. (BBO #193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: ______________, 20__

Respectfully submitted,
DEFENDANT, Sunstock, Inc.,

/s/ Jason C. Chang
Jason C. Chang, President / Chief Executive Officer
Sunstock, Inc.
111 Vista Creek Circle
Sacramento, California 95835
Telephone: (916) 849-5507
Email: enquiry@sunstockinc.com

Dated: January 16, 2020

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC, and. EMA FINANCIAL, LLC, **Plaintiffs,** v. SUNSTOCK, INC., **Defendant.**	:	**Civil Action No. 1:18-CV-12568-WGY**

STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, the Plaintiffs, Auctus Fund, LLC and EMA Financial, LLC (hereinafter the "Plaintiffs"), and the Defendant, Sunstock, Inc. (hereinafter the "Defendant," and, with the Plaintiffs, the "Parties" and each a "Party"), hereby stipulate and agree to the dismissal of the claims, counterclaims, crossclaims or otherwise, that were brought, or could have been brought by or against the Defendant or the Plaintiffs, against each other, in the above-captioned action. All rights of appeal are hereby waived by the Plaintiffs and the Defendant, and the Plaintiffs and the Defendant shall bear their own costs and attorneys' fees.

Respectfully submitted,
PLAINTIFFS, Auctus Fund, LLC
and EMA Financial, LLC,

By their Attorneys,

/s/ Philip M. Giordano
Philip M. Giordano, Esq. (BBO #193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: ______ ______, 20__

Respectfully submitted,
DEFENDANT, Sunstock, Inc.,

/s/ Jason C. Chang
Jason C. Chang, President / Chief Executive Officer
Sunstock, Inc.
111 Vista Creek Circle
Sacramento, California 95835
Telephone: (916) 849-5507
Email: enquiry@sunstockinc.com

Dated: January 16, 2020

CERTIFICATE OF SERVICE

I, Philip M. Giordano, do hereby certify that on the ___ day of ________, 20__, I caused to be served a true and correct copy of the Plaintiffs' Stipulation of Dismissal with Prejudice, as filed by and through the District Court's electronic filing/ECF system and that such true copy is available for downloading and viewing by all counsel and/or parties of record.

Dated: ______ ___, 20__

/s/ Philip M. Giordano
Philip M. Giordano

EXHIBIT "B"

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC, and, EMA FINANCIAL, LLC, Plaintiffs, v. SUNSTOCK, INC., Defendant.	:	Civil Action No. 1:18-CV-12568-WGY

AGREEMENT FOR JUDGMENT AND ORDER AND PERMANENT INJUNCTION FOR EQUITABLE RELIEF AS TO SPECIFIC PERFORMANCE COMPELLING CONVERSION OF DEBT INTO PUBLIC SHARES AND FOR INJUNCTIVE AND EQUITABLE RELIEF AS SPECIFIC PERFORMANCE AGAINST DEFENDANT SUNSTOCK, INC.

YOUNG, D.J.

WHEREFORE, upon application of the Plaintiffs, Auctus Fund, LLC (hereinafter "Auctus") and EMA Financial, LLC (hereinafter "EMA"), and upon, Affidavits, Exhibits and other filings demonstrating that the Defendant, Sunstock, Inc. (hereinafter the "Company" or "SSOK"), is liable to Plaintiffs Auctus and EMA for damages, costs, interest and reasonable attorney's fees, and as set forth as follows:

1) that the Defendant, Sunstock, Inc. is liable to, and owes the Plaintiff, Auctus Fund, LLC, the amounts as follows: a) the principal amount as of Five Hundred – Seventy – Six Thousand – Six Hundred – Forty – Four and 60/100 ($576,644.60) Dollars (U.S.); b) punitive damages, under the Massachusetts Consumer Protection Act, M.G.L. c. 93A, §§ 2 and 11, calculated as two (2) times the amount in Paragraph

1(a) above, for a principal amount of One Million – One Hundred – Fifty – Three Thousand – Two Hundred – Eighty – Nine and 20/100 (**$1,153,289.20**) Dollars (U.S.); and c) reasonable attorneys' fees of $25,543.75, and costs of $294.00, as the "prevailing party" under the Auctus Purchase Agreements and Auctus Notes; and

2) that the Defendant, Sunstock, Inc. is liable to, and owes the Plaintiff, EMA Financial, LLC, the amounts as follows: a) the principal amount as of Three Hundred – Sixty - One Thousand - Seven Hundred - Seventy - Six Dollars and 55/100 (**$361,776.55**) Dollars (U.S.); and b) reasonable attorneys' fees of $25,543.75, and costs of $294.00, as the "prevailing party" under the EMA Purchase Agreements and EMA Notes.

It is hereby ORDERED, ADJUDGED AND DECREED that Plaintiffs Auctus and EMA shall recover from the Defendant, Sunstock, Inc., damages, costs, interest and reasonable attorney's fees, and as set forth as follows:

1) to the Plaintiff, Auctus Fund, LLC, the amounts as follows: a) the principal amount as of Five Hundred – Seventy – Six Thousand – Six Hundred – Forty – Four and 60/100 (**$576,644.60**) Dollars (U.S.); b) punitive damages, under the Massachusetts Consumer Protection Act, M.G.L. c. 93A, §§ 2 and 11, calculated as two (2) times the amount in Paragraph 1(a) above, for a principal amount of One Million – One Hundred – Fifty – Three Thousand – Two Hundred – Eighty – Nine and 20/100 (**$1,153,289.20**) Dollars (U.S.); and c) reasonable attorneys' fees of $25,543.75, and costs of $294.00, as the "prevailing party" under the Auctus Purchase Agreements and Auctus Notes;

and

3) to the Plaintiff, EMA Financial, LLC, the amounts as follows: a) the principal amount as of Three Hundred – Sixty One Thousand Seven Hundred Seventy Six Dollars and 55/100 ($361,776.55) Dollars (U.S.); and b) reasonable attorneys' fees of $25,543.75, and costs of $294.00, as the "prevailing party" under the EMA Purchase Agreements and EMA Notes.

It is hereby ORDERED, ADJUDGED AND DECREED that a permanent injunction for equitable relief and specific performance shall issue compelling the Defendant, Sunstock, Inc., to convert, and to cause, permit, cooperate and facilitate the conversion, by Plaintiffs Auctus and EMA, of the Judgment, into publicly tradeable shares of SSOK common stock; and

It is hereby further ORDERED, ADJUDGED AND DECREED that the conversions which are subject to the instant permanent injunction for equitable relief and specific performance shall be such amounts and timing as determined by Plaintiffs Auctus and EMA, respectively, and upon each Fund's written Notice(s) of Conversion to the Defendant, or its successor(s); and

It is hereby further ORDERED, ADJUDGED AND DECREED that Plaintiffs Auctus and EMA shall provide actual notice, by personal service or otherwise, of this Order upon the Defendant's transfer agent, or its successor(s), as an agent of and as a person "in active concert" with the Defendant, and that the transfer agent, or its successor, upon actual notice by personal service or otherwise, shall, upon receipt of each Fund's written Notice(s) of Conversion, in such amounts and timing as determined by each Plaintiff, respectively, convert, and cause, permit, cooperate and facilitate the conversion of the Judgment against the Defendant, into publicly tradeable shares of SSOK common stock.

It is hereby further ORDERED, ADJUDGED AND DECREED that, upon the entry of the Judgment and permanent injunction, the Defendant will take all necessary and appropriate steps to cause its transfer agent and/or its successor(s), as its transfer agent, to execute and implement this permanent injunction, including but not limited to the delivery (electronic or otherwise), by no later than one (1) business day after the entry of this permanent injunction, of an Irrevocable Letter of Instruction and/or any other instruments, opinions, forms, fees due and owing, documents and/or other matters as may be reasonably required by such transfer agent and/or its successor(s), as its transfer agent, and/or by the Plaintiffs; and

It is hereby further ORDERED, ADJUDGED AND DECREED that VStock Transfer, LLC and/or its successor, upon actual notice by personal service or otherwise of this Judgment and permanent injunction and upon receipt of the Plaintiffs' written Notice(s) of Conversion, shall convert, and cause, permit, cooperate and facilitate the conversion of the Conversion Amount, as entered by the Judgment, into publicly tradeable shares of SSOK common stock.

By the Court,

Dated:______________, 20__

____
Deputy Clerk

Respectfully submitted,
PLAINTIFFS, Auctus Fund, LLC
And EMA Financial, LLC,

By their Attorneys,

/s/ Philip M. Giordano
Philip M. Giordano, Esq. (BBO #193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: ________________, 20__

Respectfully submitted,
DEFENDANT, Sunstock, Inc.,

/s/ Jason C. Chang
Jason C. Chang, President / Chief Executive Officer
Sunstock, Inc.
111 Vista Creek Circle
Sacramento, California 95835
Telephone: (916) 849-5507
Email: enquiry@sunstockinc.com

Dated: ________________, 20__

Respectfully submitted,
PLAINTIFFS, Auctus Fund, LLC
And EMA Financial, LLC,

By their Attorneys,

/s/ Philip M. Giordano
Philip M. Giordano, Esq. (BBO #193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: ____________, 20__

Respectfully submitted,
DEFENDANT, Sunstock, Inc.,

/s/ Jason C. Chang
Jason C. Chang, President / Chief Executive Officer
Sunstock, Inc.
111 Vista Creek Circle
Sacramento, California 95835
Telephone: (916) 849-5507
Email: enquiry@sunstockinc.com

Dated: January 16, 2020

CERTIFICATE OF SERVICE

I, Philip M. Giordano, do hereby certify that on the __th day of ________, 20__, I caused to be served a true and correct copy of the Agreement for Judgment and Permanent Injunction Against Defendant Sunstock, Inc., as filed by and through the U.S. District Court's electronic filing/ECF system and that such true copy is available for downloading and viewing by all counsel and/or parties of record.

Dated: ________ __, 20__

/s/ Philip M. Giordano
Philip M. Giordano